June 15, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  T. Rowe Price State Tax-Free Income Trust (the Registrant)
     Maryland Tax-Free Bond Fund
     New York Tax-Free Bond Fund
     New York Tax-Free Money Fund
     Virginia Tax-Free Bond Fund
     New Jersey Tax-Free Bond Fund
     Maryland Short-Term Tax-Free Bond Fund
     Georgia Tax-Free Bond Fund
     Florida Insured Intermediate Tax-Free Fund
     Virginia Short-Term Tax-Free Bond Fund
     File Nos.: 033-06533/811-4521

Commissioners:

     We are counsel to the above-referenced Registrant which proposes to file, pursuant to paragraph (b) of Rule 485 (the "Rule"), Post-Effective Amendment No. 33 (the "Amendment") to its registration statement under the Securities Act of 1933, as amended.

     Pursuant to paragraph (b)(4) of the Rule, we represent that the Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of the Rule.

                     Very truly yours,

                     /s/Shereff, Friedman, Hoffman & Goodman LLP
                     Shereff, Friedman, Hoffman & Goodman LLP